Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 Amendment No. 1 of Auddia Inc. of our report dated March 5, 2026, relating to the financial statements of Thramann Holdings, LLC, which appears in Auddia Inc’s Current Report Form 8-K, Exhibit 99.1 for the years ended December 31, 2025 and 2024. Our audit report includes an explanatory paragraph relating to Thramann Holdings, LLC’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie

Salt Lake City, Utah

June 18, 2026